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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):       August 29, 1995


                            Waxman Industries, Inc.
             (Exact name of registrant as specified in its charter)


    Delaware                             0-5888                34-0899894
  (State or other jurisdiction  (Commission File Number)      (IRS Employer
  of Incorporation)                                       Identification Number)


         24460 Aurora Road, Bedford Heights, Ohio            44146
         (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (216) 439-1830


                                 Not Applicable
         (Former name or former address, if changed since last report.)


                          Exhibit Index in on page 4.



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Item 5. Other Events.
        -------------

On August 29, 1995, Waxman Industries, Inc. (the "Company") announced that it has decided to sell its subsidiary Waxman Consumer Products Group Inc.
("Consumer Products") in order to enhance its capital structure and allow the Company to focus on its fast growing Barnett mail order and telemarketing business. The Company anticipates that the proceeds from any such sale will be used, in part, to retire its $39.2 million of Senior Secured Notes due
September 1996 (the "Notes") thereby elminating the mandatory sinking fund requirements relating to the Notes which are scheduled to commence in September
1996. The Company retained Merrill Lynch & Co. as its financial advisor in connection with the sale.

In furtherance of such decision, the Company said that it has entered into a letter of intent which contemplates the sale of 75% of Consumer Products, together with certain supporting operations, to a group consisting of HIG
Capital Management of Miami, Florida along with certain members of Consumer
Products existing management team for an aggregate purchase price of $50 million. Such letter of intent, however, contains certain contingencies including a financing contingency. In connection with such sale, the Company intends to repay the portion of its revolving credit facility and term loan which relates to Consumer Products and refinance the remaining balances using proceeds from a new secured credit facility. The Company expects that any such new secured credit facility will improve liquidity through greater working capital availability.

The Company also announced that it intends to name Andrea Luiga to the position of Vice President, Finance and Chief Financial Officer. Ms. Luiga will replace
Neal R. Restivo, Senior Vice President and Chief Financial Officer who submitted his resignation effective September 30, 1995 to pursue another opportunity. Ms. Luiga is currently Vice President, Controller of Barnett and has been with Barnett since 1987.

A copy of the press release relating thereto issued by the Company is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

        (c) Exhibits

1.      Press release issued by Waxman Industries, Inc. on August 29, 1995.


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                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            WAXMAN INDUSTRIES, INC.



                                        By:     /s/ Neal R. Restivo
                                                -------------------
                                                Name:   Neal R. Restivo
                                                Title:  Senior Vice President



Date:  September 5, 1995



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                            Waxman Industries, Inc.

                           Current Report on Form 8-K

                                 Exhibit Index



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Exhibit No.                                                                     Page
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
     (1)        Press release issued by Waxman Industries, Inc. on
                August 29, 1995